                                                                     EXHIBIT 4.6


================================================================================





              SERIES B ASSET TRUST PREFERRED GUARANTEE AGREEMENT

                        ALLFIRST PREFERRED ASSET TRUST

                           Dated as of ________, 1999





================================================================================

                           CROSS REFERENCE TABLE/1/


Section of Trust Indenture Act
of 1939, as amended                                       Section of Agreement

310(a)................................................................ 4.1(a)
310(b)................................................................ 4.1(c)
310(c).......................................................... Inapplicable
311(a)................................................................ 2.2(b)
311(b)................................................................ 2.2(b)
311(c).......................................................... Inapplicable
312(a)................................................................ 2.2(a)
312(b)................................................................ 2.2(b)
312(c)................................................................... 2.9
313(a)................................................................... 2.3
313(b)................................................................... 2.3
313(c)................................................................... 2.3
313(d)................................................................... 2.3
314(a)................................................................... 2.4
314(b).......................................................... Inapplicable
314(c)................................................................... 2.5
314(d).......................................................... Inapplicable
314(e)................................................................... 2.5
314(f).......................................................... Inapplicable
315(a).........................................................3.1(d); 3.2(a)
315(b)................................................................ 2.7(a)
315(c)................................................................ 3.1(c)
315(d)................................................................ 3.1(d)
316(a)........................................................... 2.6; 5.4(a)
317(a)............................................................. 2.10; 5.4
318(a)................................................................ 2.1(b)



_________________________

/1/ This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                               Table of Contents

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                                                                                                Page
                                                                                                ----
                                   ARTICLE I

                        INTERPRETATION AND DEFINITIONS

SECTION 1.1 Interpretation and Definitions.....................................................    1

                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application...................................................    6
SECTION 2.2 Lists of Holders of Asset Trust Securities.........................................    6
SECTION 2.3 Reports by Asset Trust Preferred Guarantee Trustee.................................    6
SECTION 2.4 Periodic Reports to Asset Trust Preferred Guarantee Trustee........................    6
SECTION 2.5 Evidence of Compliance with Conditions Precedent...................................    7
SECTION 2.6 Asset Guarantee Event of Default; Waiver...........................................    7
SECTION 2.7 Asset Guarantee Event of Default; Notice...........................................    7
SECTION 2.8 Conflicting Interests..............................................................    7
SECTION 2.9 Disclosure of Information..........................................................    7
SECTION 2.10 Asset Trust Preferred Guarantee Trustee May File Proofs of Claim..................    8

                                  ARTICLE III
           POWERS, DUTIES AND RIGHTS OF ASSET TRUST GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of Asset Trust Preferred Guarantee Trustee.......................    8
SECTION 3.2 Certain Rights of Asset Trust Preferred Guarantee Trustee..........................   10
SECTION 3.3 Not Responsible for Recitals or Issuance of Asset Trust Preferred Guarantee........   12

                                  ARTICLE IV
                    ASSET TRUST PREFERRED GUARANTEE TRUSTEE

SECTION 4.1 Asset Trust Preferred Guarantee Trustee; Eligibility...............................   13
SECTION 4.2 Appointment, Removal and Resignation of Asset Trust Preferred
            Guarantee Trustee..................................................................   13

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1 Guarantee..........................................................................   15
SECTION 5.2 Waiver of Notice and Demand........................................................   15
SECTION 5.3 Obligations Not Affected...........................................................   15
SECTION 5.4 Rights of Holders..................................................................   16
SECTION 5.5 Guarantee of Payment...............................................................   17
SECTION 5.6 Subrogation........................................................................   17
SECTION 5.7 Independent Obligations............................................................   17

                                       i
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
                                   ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1 Limitation of Transactions............................................................ 17
SECTION 6.2 Ranking............................................................................... 18

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1 Termination........................................................................... 19

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1 Exculpation........................................................................... 19
SECTION 8.2 Indemnification....................................................................... 19

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1 Successors and Assigns................................................................ 20
SECTION 9.2 Amendments............................................................................ 20
SECTION 9.3 Consolidations and Mergers............................................................ 20
SECTION 9.4 Notices............................................................................... 21
SECTION 9.5 Benefit............................................................................... 21
SECTION 9.6 Governing Law......................................................................... 22

              SERIES B ASSET TRUST PREFERRED GUARANTEE AGREEMENT

     This SERIES B ASSET TRUST PREFERRED GUARANTEE AGREEMENT (the "Asset Trust Preferred Guarantee"), dated as of _______, 1999, is executed and delivered by Allfirst Financial Inc. (the "Guarantor"), a Delaware corporation and the success or by merger to First Maryland Bancorp, and The Bank of New York (the "Asset Trust Preferred Guarantee Trustee"), a New York banking corporation, as trustee, for the benefit of the Holders (as defined herein) of the Asset Trust Securities (as defined herein) of Allfirst Preferred Asset Trust (the "Asset Trust"), a Delaware statutory business trust.

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to the Asset Trust Declaration (as defined herein), on July 13, 1999 the Asset Trust $103,093,000 aggregate liquidation amount of its Floating Rate Non-Cumulative Subordinated Asset Trust Securities, Series A (the "Old Asset Trust Preferred Securities"), having a liquidation amount of $1,000 per Asset Trust Preferred Security and $7,760,000 aggregate liquidation amount of its Floating Rate Non-Cumulative Subordinated Asset Trust Common Securities, having a liquidation amount of $1,000 per common security (the "Asset Trust Common Securities");

     WHEREAS, the Old Asset Trust Preferred Securities were irrevocably and unconditionally guaranteed by First Maryland Bancorp, to the extent set forth in the Series A Asset Trust Preferred Guarantee Agreement dated as of July 13, 1999 (the "First Maryland Guarantee");

     WHEREAS, on September 15, 1999, First Maryland Bancorp was merged into the Guarantor solely for purposes of changing the domicile of incorporation of First Maryland Bancorp, and the Guarantor succeeded to all of the rights, privileges, liabilities and obligations of First Maryland Bancorp, including without limitation the First Maryland Guarantee, as fully and completely as if the Guarantor has executed and delivered the First Maryland Guarantee, and the Guarantor executed and delivered to the Asset Trust Preferred Guarantee Trustee its Series A Asset Trust Preferred Guarantee Agreement dated as of September 15, 1999 (the "Old Guarantee");

     WHEREAS, pursuant to the Registration Rights Agreement (as defined in the Asset Trust Declaration), Allfirst Preferred Capital Trust and Asset Trust wish to exchange the Old Asset Trust Preferred Securities for $103,093,000 aggregate liquidation amount of Asset Trust's Floating Rate Non-Cumulative Subordinated Asset Trust Securities, Series B, liquidation amount of $1,000 per asset trust preferred security (the "Asset Trust Preferred Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act");

     WHEREAS, pursuant to the Registration Rights Agreement (as defined in the Asset Trust Declaration), the Guarantor and the Asset Trust Preferred Guarantee Trustee wish to exchange the Old Guarantee for this Series B Asset Trust Preferred Guarantee Agreement, which is substantially the same as the Old Guarantee except that it has been registered under the Securities Act and qualified under the Trust Indenture Act and does not contain restrictions on transfer, and which is for the benefit of the Holders of Asset Trust Preferred Securities;

     WHEREAS, as incentive for the Holders to retain the Asset Trust Preferred Securities (which the Guarantor agrees will benefit it), the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Asset Trust Preferred Securities the Asset Guarantee Payments (as defined herein) and to make certain other payments of the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the Guarantor executes and delivers this Asset Trust Preferred Guarantee for the benefit of the Holders.


                                   ARTICLE I

                        INTERPRETATION AND DEFINITIONS

     SECTION 1.1   Interpretation and Definitions. In this Asset Trust Preferred
                   ------------------------------
Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Asset Trust Preferred Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Asset Trust Preferred Guarantee has the same meaning throughout;

          (c) all references to "the Asset Trust Preferred Guarantee" or "this Asset Trust Preferred Guarantee" are to this Asset Trust Preferred Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Asset Trust Preferred Guarantee to Articles and Sections are to Articles and Sections of this Asset Trust Preferred Guarantee, unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Asset Trust Preferred Guarantee, unless otherwise defined in this Asset Trust Preferred Guarantee or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa and a reference to the masculine includes, as applicable, the feminine.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Asset Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Asset Trust Preferred Guarantee.

          "Asset Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Asset Trust Preferred Securities, to the extent not paid or made by the Asset Trust:
     (i) any Distributions (as defined in the Asset Trust Declaration) on such Asset Trust Preferred Securities not paid on such Preferred Distribution Payment Date (as defined in the Asset Trust Declaration) to the extent the Asset Trust shall have at the time funds that represent interest, other than Deferred Interest (as defined in the Indenture), paid to the Asset Trust with respect to the Interest Payment Date (as defined in the Indenture) that occurs on such Preferred Distribution Payment Date, (ii) the redemption price, including all unpaid Distributions to the date of redemption that have accrued since the immediately preceding Preferred Distribution Payment Date, with respect to any Asset Trust Preferred Securities called for redemption by the Asset Trust, to the extent the Asset Trust shall have at the time funds that represent the redemption price of the Debentures, other than Deferred Interest, paid to the Asset Trust upon the redemption of the Debentures, in whole or in part, and,
     (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Asset Trust, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Asset Trust Preferred Securities that have accrued since the immediately preceding Preferred Distribution Payment Date, and (b) the amount of assets of the Asset Trust, after satisfaction of all liabilities, remaining available for distribution to Holders of the Asset Trust Preferred Securities in liquidation of the Asset Trust (in either case, the "Liquidation Distribution").

          "Asset Trust Declaration" means the Amended and Restated Declaration of Trust, dated as of July 13, 1999, as amended, modified or supplemented from time to time, among the trustees of the Asset Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Asset Trust.

          "Asset Trust Preferred Guarantee Trustee" means The Bank of New York, until a successor Asset Trust Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Asset Trust Preferred Guarantee and thereafter means each such Successor Asset Trust Preferred Guarantee Trustee.

          "Asset Trust Preferred Securities" has the meaning set forth in the recitals to this Asset Trust Preferred Guarantee.

          "Asset Trust Special Event" has the meaning set forth in the Asset Trust Declaration.

          "Business Day" has the meaning given to such term in the Indenture.

          "Capital Trust" means Allfirst Preferred Capital Trust.

          "Capital Trust Declaration" means the Amended and Restated Declaration of Trust, dated as of July 13, 1999, as amended, modified or supplemented from time to time, among the Capital Trustees of the Capital Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Capital Trust.

          "Capital Trust Guarantee" means the Series B Capital Trust Guarantee Agreement, dated as of _______, 1999, entered into by the Guarantor, for the benefit of the Holders of the Capital Trust Securities.

          "Capital Trust Preferred Securities" has the meaning set forth in the Capital Trust Declaration.

          "Corporate Trust Office" means the office of the Asset Trust Preferred Guarantee Trustee at which the corporate trust business of the Asset Trust Preferred Guarantee Trustee shall at any particular time, be principally administered, which office at the date of execution of this Asset Trust Preferred Guarantee is located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

          "Covered Person" means any Holder or beneficial owner of Asset Trust Preferred Securities.

          "Debenture Issuer" means Allfirst Financial Inc. in its capacity as issuer of the Debentures under the Indenture.

          "Debentures" means the series of junior subordinated debentures to be issued by the Guarantor, designated the Floating Rate Junior Subordinated Debentures, Series B, due July 15, 2029, held by the Asset Property Trustee (as defined in the Asset Trust Declaration).

          "Exchange Offer" has the meaning set forth in the Asset Trust Declaration.

          "Holder" shall mean any holder of Asset Trust Preferred Securities, as registered on the books and records of the Asset Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Asset Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Asset Trust Preferred Securities; and provided further, that in determining whether the Holders of the requisite liquidation amount of Asset Trust Preferred Securities have voted on any matter provided for in this Asset Trust Preferred Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Asset Trust Preferred Securities remain in the form of one or more Global Securities (as defined in the Asset Trust Declaration), the term "Holders" shall mean the holder of the Global Security acting at the direction of the beneficial owners of the Asset Trust Preferred Securities.

          "Indemnified Person" means the Asset Trust Preferred Guarantee Trustee, any Affiliate of the Asset Trust Preferred Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Asset Trust Preferred Guarantee Trustee.

          "Indenture" means the Indenture, dated as of July 13, 1999, between the Guarantor, as Debenture Issuer, and The Bank of New York, as trustee, Supplemental Indenture No. 1 dated as of September 15, 1999, and any other indentures supplemental thereto pursuant to which the Debentures are to be issued.

          "Majority in Liquidation Amount of the Asset Trust Preferred Securities" means, except as provided in the terms of the Asset Trust Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Asset Trust Preferred Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount of all outstanding Asset Trust Preferred Securities. In determining whether the Holders of the requisite amount of Asset Trust Preferred Securities have voted, Asset Trust Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor shall be disregarded for the purpose of any such determination.

          "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers (as defined in the Asset Trust Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Asset Trust Preferred Guarantee shall include:

               (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with;

               (c) a statement as to whether, in the opinion of each such officer acting on behalf of such Person, such condition or covenant has been complied with; and

               (d) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Regulatory Approval" has the meaning set forth in the Indenture.

          "Responsible Officer" means, with respect to the Asset Trust Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Asset Trust Preferred Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Asset Trust Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Successor Asset Trust Preferred Guarantee Trustee" means a successor Asset Trust Preferred Guarantee Trustee possessing the qualifications to act as Asset Trust Preferred Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                                  ARTICLE II

                              TRUST INDENTURE ACT

     SECTION 2.1   Trust Indenture Act; Application.
                   --------------------------------

          (a) This Asset Trust Preferred Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Asset Trust Preferred Guarantee and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Asset Trust Preferred Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2   Lists of Holders of Asset Trust Securities.
                   ------------------------------------------

          (a) The Guarantor shall provide the Asset Trust Preferred Guarantee Trustee with a list, in such form as the Asset Trust Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Asset Trust Preferred Securities ("List of Holders"), (i) semi-annually, not later than June 30 and December 31 of each year and current as of such date, and (ii) at such other times as the Asset Trust Preferred Guarantee Trustee may request in writing, within 30 days of receipt by the Guarantor of a written request from the Asset Trust Preferred Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Asset Trust Preferred Guarantee Trustee; excluding from any such list names and addresses received by the Asset Trust Preferred Guarantee Trustee in its capacity as Security Registrar (as defined in the Indenture). The Asset Trust Preferred Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Asset Trust Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     SECTION 2.3   Reports by Asset Trust Preferred Guarantee Trustee. As of May
                   --------------------------------------------------
15 of each year (commencing with the year of the first anniversary of the issuance of the Asset Trust Securities), the Asset Trust Preferred Guarantee Trustee shall provide to the Holders of the Asset Trust Securities such reports as are required by the Trust Indenture Act (if any) in the form and in the manner provided therein. The Asset Trust Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4   Periodic Reports to Asset Trust Preferred Guarantee Trustee.
                   -----------------------------------------------------------
The Guarantor shall provide to the Asset Trust Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.5   Evidence of Compliance with Conditions Precedent. The
                   ------------------------------------------------
Guarantor shall provide to the Asset Trust Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Asset Trust Preferred Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.6   Asset Guarantee Event of Default; Waiver.  The Holders of a
                   ----------------------------------------
Majority in Liquidation Amount of the Asset Trust Preferred Securities may, by vote or written consent, on behalf of the Holders of all of the Asset Trust Preferred Securities, waive any past Asset Guarantee Event of Default and its consequences. Upon such waiver, any such Asset Guarantee Event of Default shall cease to exist, and any Asset Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Asset Trust Preferred Guarantee, but no such waiver shall extend to any subsequent or other default or Asset Guarantee Event of Default or impair any right consequent thereon.

     SECTION 2.7   Asset Guarantee Event of Default; Notice.
                   ----------------------------------------

          (a) The Asset Trust Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Asset Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Asset Trust Preferred Securities, notices of all Asset Guarantee Events of Default actually known to a Responsible Officer of the Asset Trust Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Asset Trust Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Asset Trust Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Asset Trust Preferred Securities.

          (b) The Asset Trust Preferred Guarantee Trustee shall not be deemed to have knowledge of any Asset Guarantee Event of Default unless the Asset Trust Preferred Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Asset Trust Preferred Guarantee Trustee charged with the administration of the Asset Trust Declaration shall have obtained actual knowledge thereof.

     SECTION 2.8   Conflicting Interests.  The Asset Trust Declaration shall be
                   ---------------------
deemed to be specifically described in this Asset Trust Preferred Guarantee for the purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

     SECTION 2.9   Disclosure of Information. The disclosure of information as
                   -------------------------
to the names and addresses of the Holders of the Asset Trust Preferred Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Asset Trust Preferred Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

     SECTION 2.10  Asset Trust Preferred Guarantee Trustee May File Proofs of
                   ----------------------------------------------------------
Claim. Upon the occurrence of an Asset Guarantee Event of Default, the Asset
-----
Trust Preferred Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Asset Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Asset Trust Preferred Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

                                  ARTICLE III

                   POWERS, DUTIES AND RIGHTS OF ASSET TRUST

                               GUARANTEE TRUSTEE

     SECTION 3.1   Powers and Duties of Asset Trust Preferred Guarantee Trustee.
                   ------------------------------------------------------------

          (a) This Asset Trust Preferred Guarantee shall be held by the Asset Trust Preferred Guarantee Trustee on behalf of the Asset Trust for the benefit of the Holders of the Asset Trust Preferred Securities, and the Asset Trust Preferred Guarantee Trustee shall not transfer this Asset Trust Preferred Guarantee to any Person except a Holder of Asset Trust Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Asset Trust Preferred Guarantee Trustee on acceptance by such Successor Asset Trust Preferred Guarantee Trustee. The right, title and interest of the Asset Trust Preferred Guarantee Trustee in and to this Asset Trust Preferred Guarantee shall automatically vest in any Successor Asset Trust Preferred Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Asset Trust Preferred Guarantee Trustee.

          (b) If an Asset Guarantee Event of Default actually known to a Responsible Officer of the Asset Trust Preferred Guarantee Trustee has occurred and is continuing, the Asset Trust Preferred Guarantee Trustee shall enforce this Asset Trust Preferred Guarantee for the benefit of the Holders of the Asset Trust Preferred Securities.

          (c) The Asset Trust Preferred Guarantee Trustee, before the occurrence of any Asset Guarantee Event of Default and after the curing of all Asset Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Asset Trust Preferred Guarantee, and no implied covenants shall be read into this Asset Trust Preferred Guarantee against the Asset Trust Preferred Guarantee Trustee. In case an Asset Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Asset Trust Preferred Guarantee

Trustee, the Asset Trust Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Asset Trust Preferred Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Asset Trust Preferred Guarantee shall be construed to relieve the Asset Trust Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Asset Guarantee Event of Default and after the curing or waiving of all such Asset Guarantee Events of Default that may have occurred:

                         (A) the duties and obligations of the Asset Trust Preferred Guarantee Trustee shall be determined solely by the express provisions of this Asset Trust Preferred Guarantee, and the Asset Trust Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Asset Trust Preferred Guarantee, and no implied covenants or obligations shall be read into this Asset Trust Preferred Guarantee against the Asset Trust Preferred Guarantee Trustee; and

                         (B) in the absence of willful misconduct on the part of the Asset Trust Preferred Guarantee Trustee, the Asset Trust Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Asset Trust Preferred Guarantee Trustee and conforming to the requirements of this Asset Trust Preferred Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Asset Trust Preferred Guarantee Trustee, the Asset Trust Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Asset Trust Preferred Guarantee;

               (ii) the Asset Trust Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Asset Trust Preferred Guarantee Trustee, unless it shall be proved that the Asset Trust Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Asset Trust Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Asset Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Asset Trust Preferred Guarantee Trustee, or exercising any trust or other power conferred upon the Asset Trust Preferred Guarantee Trustee under this Asset Trust Preferred Guarantee; and

               (iv) no provision of this Asset Trust Preferred Guarantee shall require the Asset Trust Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

     SECTION 3.2   Certain Rights of Asset Trust Preferred Guarantee Trustee.
                   ---------------------------------------------------------

          (a)  Subject to the provisions of Section 3.1:

               (i) The Asset Trust Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) Any direction or act of the Guarantor contemplated by this Asset Trust Preferred Guarantee shall be sufficiently evidenced by an Officers' Certificate;

               (iii) Whenever, in the administration of this Asset Trust Preferred Guarantee, the Asset Trust Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Asset Trust Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

               (iv) The Asset Trust Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration or any instrument (or any rerecording, refiling or registration thereof);

               (v) The Asset Trust Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Asset Trust Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Asset Trust Preferred Guarantee from any court of competent jurisdiction;

               (vi) The Asset Trust Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Asset Trust Preferred Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Asset Trust Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Asset Trust Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Asset Trust Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Asset Trust Preferred Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Asset Trust Preferred Guarantee Trustee, upon the occurrence of an Asset Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Asset Trust Preferred Guarantee;

               (vii) The Asset Trust Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Asset Trust Preferred Guarantee Trustee, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Asset Trust Preferred Guarantee Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney;

               (viii) The Asset Trust Preferred Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Asset Trust Preferred Guarantee;

               (ix) The Asset Trust Preferred Guarantee Trustee shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Asset Trust Preferred Guarantee Trustee has actual knowledge thereof or unless a written notice of any event which is in fact such a default is received by the Asset Trust Preferred Guarantee Trustee at its Corporate Trust Office, and such notice references this Asset Trust Preferred Guarantee;

               (x) The rights, privileges, protections, immunities and benefits given to the Asset Trust Preferred Guarantee Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Asset Trust Preferred Guarantee Trustee in its capacity hereunder, and to each agent or other Person employed to act hereunder;

               (xi) The Asset Trust Preferred Guarantee Trustee may execute any of the trust or other powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Asset
     Trust Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (xii) Any action taken by the Asset Trust Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Asset Trust Securities, and the signature of the Asset Trust Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Asset Trust Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Asset Trust Preferred Guarantee, both of which shall be conclusively evidenced by the Asset Trust Preferred Guarantee Trustee's or its agent's taking such action; and

               (xiii) Whenever in the administration of this Asset Trust Preferred Guarantee the Asset Trust Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Asset Trust Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Asset Trust Preferred Securities,
     (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (b) No provision of this Asset Trust Preferred Guarantee shall be deemed to impose any duty or obligation on the Asset Trust Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Asset Trust Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Asset Trust Preferred Guarantee Trustee shall be construed to be a duty.

     SECTION 3.3   Not Responsible for Recitals or Issuance of Asset Trust
                   -------------------------------------------------------
Preferred Guarantee. The recitals contained in this Asset Trust Preferred
-------------------
Guarantee shall be taken as the statements of the Guarantor, and the Asset Trust Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Asset Trust Preferred Guarantee Trustee makes no representations as to the validity or sufficiency of this Asset Trust Preferred Guarantee.

                                  ARTICLE IV

                    ASSET TRUST PREFERRED GUARANTEE TRUSTEE

     SECTION 4.1   Asset Trust Preferred Guarantee Trustee; Eligibility.
                   ----------------------------------------------------
          (a) There shall be at all times an Asset Trust Preferred Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million U.S. Dollars ($50,000,000), and subject to supervision or examination by federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
     Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Asset Trust Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Asset Trust Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Asset Trust Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Asset Trust Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2   Appointment, Removal and Resignation of Asset Trust Preferred
                   -------------------------------------------------------------
Guarantee Trustee.
-----------------
          (a) No resignation or removal of the Asset Trust Preferred Guarantee Trustee and no appointment of a Successor Asset Trust Preferred Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Asset Trust Preferred Guarantee Trustee by written instrument executed by the Successor Asset Trust Preferred Guarantee Trustee and delivered to the Holders and the Asset Trust Preferred Guarantee Trustee.

          (b) Subject to the immediately preceding paragraph, an Asset Trust Preferred Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. In such event, the Guarantor shall appoint a successor to serve as the Asset Trust Preferred Guarantee Trustee. If the instrument of acceptance by the Successor Asset Trust Preferred Guarantee Trustee shall not have been delivered to the Asset Trust Preferred Guarantee Trustee within 30 days after the giving of such notice of resignation, the Asset Trust Preferred Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Asset Trust Preferred Guarantee Trustee.

          (c) The Asset Trust Preferred Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 104 of the Indenture) of the Holders of at least a Majority in Liquidation Amount of the Asset Trust Preferred Securities, delivered to the Asset Trust Preferred Guarantee Trustee. If any instrument of acceptance by a Successor Asset Trust Preferred Guarantee Trustee shall not have been delivered to the Asset Trust Preferred Guarantee Trustee within 30 days after the giving of such notice of removal, the removed Asset Trust Preferred Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Asset Trust Preferred Guarantee Trustee.

          (d) If the Guarantor shall fail to appoint a successor, or if an Asset Trust Preferred Guarantee Trustee shall be removed or become incapable of acting as Asset Trust Preferred Guarantee Trustee, or if any vacancy shall occur in the office of any Asset Trust Preferred Guarantee Trustee for any cause, the Holders of the Asset Trust Preferred Securities, by Act of the Holders of record of not less than 25% in aggregate liquidation amount of the Asset Trust Preferred Securities then outstanding delivered to such Asset Trust Preferred Guarantee Trustee, shall promptly appoint a successor Asset Trust Preferred Guarantee Trustee. If no Successor Asset Trust Preferred Guarantee Trustee shall have been so appointed by the Holders of the Asset Trust Preferred Securities and such appointment accepted by the Successor Asset Trust Preferred Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Asset Trust Preferred Guarantee Trustee.

          (e) No Asset Trust Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Asset Trust Preferred Guarantee Trustee.

          (f) Upon termination of this Asset Trust Preferred Guarantee or removal or resignation of the Asset Trust Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Asset Trust Preferred Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.

          (g) The Guarantor shall promptly notify the Holders of the resignation, removal or appointment of the Asset Trust Preferred Guarantee Trustee.

                                   ARTICLE V

                                   GUARANTEE

     SECTION 5.1   Guarantee.
                   ---------

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Asset Guarantee Payments (without duplication of amounts theretofore paid by the Asset Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Asset Trust may have or assert; provided that the Guarantor may not make any Asset Guarantee Payment under this Asset Trust Preferred Guarantee without obtaining Regulatory Approval. The Guarantor's obligation to make an Asset Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Asset Trust to pay such amounts to the Holders. In addition, without in any way limiting the scope of this Article V, the Guarantor hereby confirms that it has expressly assumed and is liable for the due and punctual payment of the Asset Guarantee Payments payable pursuant to Section 5.1 of the First Maryland Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the First Maryland Guarantee to be performed by First Maryland Bancorp, as fully and completely as if the Guarantor had executed and delivered the First Maryland Guarantee.

     SECTION 5.2   Waiver of Notice and Demand.
                   ---------------------------

     The Guarantor hereby waives notice of acceptance of this Asset Trust Preferred Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Asset Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3   Obligations Not Affected.
                   ------------------------

     The obligations, covenants, agreements and duties of the Guarantor under this Asset Trust Preferred Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Asset Trust Preferred Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

          (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Asset Trust of any express or implied agreement, covenant, term or condition relating to the Asset Trust Preferred Securities to be performed or observed by the Asset Trust;

          (b) The extension of time for the payment by the Asset Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Asset Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Asset Trust Preferred Securities;

          (c) Any failure, omission, delay or lack of diligence on the part of the Asset Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Asset Property Trustee or the Holders pursuant to the terms of the Asset Trust Preferred Securities, or any action on the part of the Asset Trust granting indulgence or extension of any kind;

          (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Asset Trust or any of the assets of the Asset Trust;

          (e) Any invalidity of, or defect or deficiency in, the Asset Trust Preferred Securities;

          (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defence of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Asset Trust Preferred Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

     No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Asset Trust Preferred Guarantee.

     SECTION 5.4   Rights of Holders.
                   -----------------
          (a) The Holders of a Majority in Liquidation Amount of the Asset Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Asset Trust Preferred Guarantee Trustee in respect of this Asset Trust Preferred Guarantee or exercising any trust or other power conferred upon the Asset Trust Preferred Guarantee Trustee under this Asset Trust Preferred Guarantee.

          (b) If the Asset Trust Preferred Guarantee Trustee fails to enforce this Asset Trust Preferred Guarantee, then any Holder of Asset Trust Preferred Securities may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Asset Trust Preferred Guarantee Trustee's rights under this Asset Trust Preferred Guarantee without first instituting a legal proceeding against the Asset Trust, the Asset Trust Preferred Guarantee Trustee or any other Person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make an Asset Trust Preferred Guarantee Payment, a Holder of

Asset Trust Preferred Securities may, subject to the subordination provisions of
Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Asset Trust Preferred Guarantee for such Holder's pro rata share of such Asset Trust Preferred Guarantee Payment. The Guarantor hereby waives any right or remedy to require that any action on this Asset Trust Preferred Guarantee be brought first against the Asset Trust or any other Person or entity before proceeding directly against the Guarantor.

     SECTION 5.5   Guarantee of Payment.
                   --------------------
     This Asset Trust Preferred Guarantee creates a guarantee of payment and not of collection.

     SECTION 5.6   Subrogation.
                   -----------

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Asset Trust Preferred Securities against the Asset Trust in respect of any amounts paid to such Holders by the Guarantor under this Asset Trust Preferred Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation of any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Asset Trust Preferred Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Asset Trust Preferred Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Asset Trust Preferred Guarantee Trustee for the benefit of the Holders.

     SECTION 5.7   Independent Obligations.
                   -----------------------

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Asset Trust with respect to the Asset Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Asset Guarantee Payments pursuant to the terms of this Asset Trust Preferred Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1   Limitation of Transactions.
                   --------------------------

     So long as any Asset Trust Preferred Securities remain outstanding, if for any period an Asset Guarantee Event of Default has occurred and is continuing, then, unless and until, since the curing or waiver of any such default, the Asset Trust has made Distributions on the Asset Trust Preferred Securities in full on four consecutive Preferred Distribution Payment Dates, the Guarantor shall not, and shall not permit any subsidiary of the Guarantor, (x) to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Guarantor's capital stock or (y) to make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor that rank pari passu with or junior in interest and right of payment to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest and right of payment to the Debentures (other than (1) any declaration or payment of a dividend or distribution on, or any payment of principal, premium, if any, or interest on any guarantee, debt security or instrument of the Guarantor ranking pari passu with the Debentures that is made on a pro rata basis with all other such guarantees, debt securities and instruments, including the Debentures and the Capital Trust Guarantee, (2) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (3) as a result of an exchange or conversion of any class or series of the Guarantor's capital stock (or any capital stock of a subsidiary of the Guarantor) for any class or series of the Guarantor's capital stock or of any class of series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock, (4) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (5) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (6) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or pari passu with or junior to such stock)).

     SECTION 6.2   Ranking.
                   -------

     This Asset Trust Preferred Guarantee will constitute an unsecured obligation of the Guarantor and will rank pari passu with the Guarantor's obligations under the Debentures, the Capital Trust Guarantee and equally with or junior to the Guarantor's obligations under any other instrument or agreement of the Guarantor which is stated to rank equally with or senior to, as the case may be, the Guarantor's obligation under this Asset Trust Preferred Guarantee.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1   Termination.
                   -----------

     This Asset Trust Preferred Guarantee shall terminate upon (a) full payment of the Redemption Price of all Asset Trust Preferred Securities, and (b) full payment of the amounts payable in accordance with the Asset Trust Declaration upon liquidation of the Asset Trust. Notwithstanding the foregoing, this Asset Trust Preferred Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Asset Trust Preferred Securities must restore payment of any sums paid under the Asset Trust Preferred Securities or under this Asset Trust Preferred Guarantee.

                                 ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.1   Exculpation.
                   -----------
          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Asset Trust Preferred Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Asset Trust Preferred Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Asset Trust Securities might properly be paid.

     SECTION 8.2   Indemnification.
                   ---------------

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any and all loss, liability, damage, claim or expense , including taxes (other than taxes based on the income of such Indemnified Person received as a result of its duties hereunder) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Asset Trust hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim (whether asserted by the Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Asset Trust Preferred Guarantee.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1   Successors and Assigns.
                   ----------------------

     All guarantees and agreements contained in this Asset Trust Preferred Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Asset Trust Preferred Securities then outstanding.

     SECTION 9.2   Amendments.
                   ----------

     Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Asset Trust Preferred Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Asset Trust Preferred Securities. The provisions of Section 11.2 of the Asset Trust Declaration with respect to meetings of, and action by written consent of the Holders of the Asset Trust Preferred Securities apply to the giving of such approval.

     SECTION 9.3   Consolidations and Mergers.
                   --------------------------

     The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation; provided, that in any such case, (i) either the Guarantor shall be the
--------
continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America thereof and such successor corporation shall expressly assume the due and punctual payment of the Asset Guarantee Payments payable pursuant to Section 5.1 hereof and the due and punctual performance and observance of all of the covenants and conditions of this Asset Trust Preferred Guarantee to be performed by the Guarantor by a separate guarantee satisfactory to the Asset Trust Preferred Guarantee Trustee, executed and delivered to the Asset Trust Preferred Guarantee Trustee by such corporation, and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

     SECTION 9.4   Notices.
                   -------

     All notices provided for in this Asset Trust Preferred Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied (and promptly confirmed by mail) or mailed by registered or certified mail (provided that notice to Holders may be by first-class mail, postage pre-paid), as follows:

          (a) If given to the Asset Trust Preferred Guarantee Trustee, at the Asset Trust Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Asset

Trust Preferred Guarantee Trustee may give notice of to the Guarantor and the Holders of the Asset Trust Securities):

             The Bank of New York
             101 Barclay Street, Floor 21 West
             New York, New York  10286
             Attention:  Corporate Trust Administration
             Fax:  (212) 815-5915

          (b) If given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Asset Trust Preferred Guarantee Trustee and the Holders of the Asset Trust Securities):

             Allfirst Financial Inc.
             25 South Charles Street,
             Baltimore, Maryland  21201
             Attn:  General Counsel
             Fax: (410) 244-3817

          (c) If given to any Holder of Asset Trust Preferred Securities, at the address set forth on the books and records of the Asset Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.5   Benefit.
                   -------

     This Asset Trust Preferred Guarantee is solely for the benefit of the Holders of the Asset Trust Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Asset Trust Preferred Securities.

     SECTION 9.6   Governing Law.
                   -------------

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF.

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

     IN WITNESS WHEREOF, this Asset Trust Preferred Guarantee is executed as of the day and year first above written.

                              ALLFIRST FINANCIAL INC.
                              as Guarantor



                              By:__________________________________________
                                 Name:
                                 Title:

                              THE BANK OF NEW YORK,
                              as Asset Trust Preferred Guarantee Trustee



                              By:__________________________________________
                                 Name:
                                 Title:

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